SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2005
SUPREME REALTY INVESTMENTS, INC. (Exact Name of Registrant as Specified in its Charter)
000-49770 (Commission File Number)	Nevada (State of Incorporation)	43-1954776 (IRS Employer Identification Number)
7380 Sand Lake Rd. - Suite 500 Orlando, Florida 32819 (Address of principal executive offices)
(407) 583-4603 Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[x]	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 22, 2005, Supreme Realty Investments, Inc. issued a press release announcing a 1:10 reverse stock split of its issued and outstanding common stock. A copy of this press release is being furnished as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press Release dated June 22, 2005.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPREME REALTY INVESTMENTS, INC.
By: /s/ Thomas Elliott
Dated: June 22, 2005	Name: Thomas Elliott Title: Chairman and Chief Executive Officer